Exhibit 99.1

NEWS RELEASE	For Further Information Contact:
Donald R. Head, Chairman
Capital Title Group, Inc.
(480) 624-4200
FOR IMMEDIATE RELEASE	Rudy R. Miller, Chairman
The Miller Group
Investor Relations for the Company
(602) 225-0504
ctgi@themillergroup.net

CAPITAL TITLE GROUP SUBSIDIARY ACQUIRES DPSI, INC.

EXPANDING BUNDLED SERVICES CAPABILITIES

CTG Real Estate Information Services Strengthens Settlement Resources

SCOTTSDALE, ARIZONA, July 1, 2004 — Capital Title Group, Inc. (Nasdaq: CTGI) is a national provider of transaction services to the real estate and mortgage lending industries serving as a title agency, title insurance underwriter and source for real estate-related services, today announced that its subsidiary CTG Real Estate Information Services (CTG REIS) has acquired Determination Processing Services, Inc. (DPSI), a provider of residential and commercial flood determinations on property throughout the United States. DPSI, located in Los Angeles, California, is among the largest flood vendors in the Nation. A wholly owned subsidiary of CTG REIS, it adds a new dimension to the company’s bundle of settlement services and will continue to operate under its existing name. Miller Capital Corporation acted as financial advisor to Capital Title Group on the transaction.

Richard A. Alexander, president and chief executive officer of CTG Real Estate Information Services said, “The acquisition of DPSI broadens the capabilities of our bundled settlement services. The flood determination service is a well-matched product to those we provide through Nationwide Appraisal Services (Nationwide), another recently completed acquisition. DPSI has a very robust, automated database and has consistently delivered an 88% to 89% “Automated Hit Rate”. We also add a seasoned management team lead by Lynn Jordon, President of DPSI,” Alexander continued. “Lynn and his team have extensive experience and are one of the most attractive elements of this acquisition.”

Lynn Jordon, president of DPSI, Inc. commented, “We are very pleased to be joining the Capital Title Group family of companies. We share the same strategic outlook as CTG REIS for growth within the industry and by combining forces we will be better equipped to fulfill our vision.”

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Capital Title Group Subsidiary Acquires DPSI, Inc. Expanding Bundled Services Capabilities

July 1, 2004

Donald R. Head, chairman, president and chief executive officer of Capital Title Group added, “The acquisition of DPSI coupled with our recent acquisition of Nationwide strengthens our role as a national provider of bundled services for the mortgage lending industry.”

Headquartered in Scottsdale, Arizona, Capital Title Group, Inc. through its subsidiaries offers services throughout the United States for title insurance, appraisal and valuation services, and other related services to residential and commercial customers in the real estate and mortgage lending industries. Subsidiary companies include - Capital Title Agency, Nations Holding Group, New Century Title Company, United Title Company, First California Title Company, Land Title of Nevada, CTG Real Estate Information Services, Nationwide Appraisal Services, DPSI, Inc. and AdvantageWare – with strategically located offices in Arizona, California, Nevada and Pennsylvania. The Company is also licensed to issue and underwrite title insurance policies in Arizona, California and Nevada through United Title Insurance Company, a subsidiary of Nations Holding Group, and, as an agent, will issue title insurance policies in 37 states through Nationwide Appraisal Services. The combined companies have in excess of 2,100 employees.

Visit our web sites for more information on the Company and it subsidiaries:
www.capitaltitlegroup.com	www.newcenturytitle.com	www.capitaltitle.com
www.unitedtitle.com	www.firstcal.com	www.landtitlenv.com
www.awiware.com	www.nascopgh.com	www.dpsi-corp.com

Certain statements in this release may be “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company’s products and services; and assumptions relating to the foregoing.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

Some of the important factors that could cause the company’s actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: fluctuations in interest rates that can affect operating results, intense competition, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing customer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

These factors are discussed in greater detail in the company’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.

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